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                                  EXHIBIT 23.1

                           CONSENT OF PERRY-SMITH LLP


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                           CONSENT OF PERRY-SMITH LLP



We consent to the incorporation by reference in this Registration Statement on Form S-8 and related prospectus pertaining to the Sentinel Savings and Loan Association Incentive Stock Option Plan, Sentinel Savings & Loan, FSLA Incentive Stock Option Plan, Sentinel Savings and Loan 1996 Stock Option Plan and Sentinel Community Bank 1999 Stock Option Plan to be filed with the Securities and Exchange Commission of our report dated February 18, 2000 with respect to the consolidated financial statements of Western Sierra Bancorp included in its Annual Report on Form 10-KSB for the year ended December 31, 1999.


                                            /s/ Perry-Smith LLP


Sacramento, California
November 21, 2000